United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2019
Isoray, Inc. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of Principal Executive Offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ISR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 28, 2019, Isoray Medical, Inc. (“Medical”), a wholly owned subsidiary of Isoray, Inc., entered into an Amendment to Exhibit B (the “Amendment”) of its Amended and Restated Manufacturing and Supply Agreement (“Supply Agreement”) with GT Medical Technologies, Inc., a Delaware corporation (“GT Tech”), originally dated April 26, 2019. Pursuant to the Supply Agreement, Medical manufactures and supplies a brachytherapy product that incorporates Cesium-131 seeds within customizable carriers for the treatment of brain tumors (the “GammaTile™ Product”) for end users designated by GT Tech. Additionally, Medical supplies loose or braided Cesium-131 seeds for brachytherapy brain cancer treatment to GT Tech on a non-exclusive basis. The Amendment modifies the prices to be paid by GT Tech for material, labor, overhead, and Cesium-131 seeds used in the GammaTile™ Product, and separately specifies pricing for additional services.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

10.1

Amendment to Exhibit B of Manufacturing and Supply Agreement, dated effective May 28, 2019, between Isoray Medical, Inc. and GT Medical Technologies, Inc. (confidential portions of the exhibit have been omitted).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2019

Isoray, Inc., a Delaware corporation

By: /s/ Jonathan Hunt

       Jonathan Hunt, CFO